Exhibit 99.7

JOINT FILING AGREEMENT

In accordance with the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on any Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G, and any and all amendments thereto relating to shares of Common Stock, par value $0.0001 per share, of UpHealth, Inc., a company incorporated under the laws of Delaware. This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

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In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of June 4, 2022.

SYED SABAHAT AZIM

By:	/s/ Syed Sabahat Azim
Individually

RICHA SANA AZIM

By:	/s/ Richa Sana Azim
Individually

SAIMA SIDDIQUI

By:	/s/ Saima Siddiqui
Individually

KIMBERLITE SOCIAL INFRA PRIVATE LIMITED

Name:	Syed Sabahat Azim
Its:	Director

By:	/s/ Syed Sabahat Azim

ELIGERE LIMITED LIABILITY COMPANY

Name:	Saima Siddiqui
Its:	Managing Member
By:	/s/ Saima Siddiqui

[Signature Page to Azim Joint Filing Agreement]